                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Royal Bank of Canada on Amendment No. 1 to Form F-4 (Registration No. 333-56142) of our report dated November 21, 2000 with respect to the audited consolidated financial statements of Royal Bank of Canada for the years ended October 31, 2000 and 1999 and for each of the three years in the period ended October 31, 2000 prepared in accordance with Canadian generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada, and our report dated November 21, 2000 with respect to the audited consolidated financial statements of Royal Bank of Canada for the years ended October 31, 2000 and 1999 and for each of the three years in the period ended October 31, 2000 prepared in accordance with United States generally accepted accounting principles, appearing in, and incorporated by reference in, the Annual Report on Form 40-F of Royal Bank of Canada for the year ended October 31, 2000 and to the reference to us under the headings "Experts" and "Selected Consolidated Historical Financial Data for RBC" in the Prospectus, which is part of this Registration Statement.



PricewaterhouseCoopers LLP                  Deloitte & Touche LLP
Chartered Accountants                       Chartered Accountants
Toronto, Ontario                            Toronto, Ontario
March 29, 2001                              March 29, 2001